For more information contact:	Analysts - Beth Baum (206) 539-3907
Media - Anthony Chavez (206) 539-4406
Weyerhaeuser Reports Third Quarter Results

•	Operating income increased over 30% compared with second quarter

•	Adjusted EBITDA increased 12% on strong results in all businesses

•	Completed sale of Uruguay operations for $402.5 million

SEATTLE (October 27, 2017) - Weyerhaeuser Company (NYSE: WY) today reported third quarter net earnings of $130 million, or 17 cents per diluted share, on net sales of $1.9 billion. This compares with earnings from continuing operations of $162 million, or 21 cents per diluted share, on net sales of $1.7 billion for the same period last year. Adjusted EBITDA for the third quarter was $569 million compared with $434 million for the third quarter of last year.

Excluding after-tax special charges of $129 million, primarily comprised of previously announced charges for product remediation, the company reported net earnings of $259 million, or 34 cents per diluted share for the third quarter. This compares with net earnings from continuing operations before special items of $172 million for the same period last year and $212 million for the second quarter of 2017.

“I am very pleased with our third quarter performance, as each of our businesses delivered strong operating results despite various weather-related challenges in the quarter,” said Doyle R. Simons, president and chief executive officer. “We also continued to simplify our business and strategically optimize our timberland portfolio by completing the sale of our Uruguay operations, and we redeemed our interest in the Twin Creeks joint venture in October. Looking forward, we remain focused on driving value for shareholders by delivering continued operational improvements and capturing the full benefit of improving market conditions.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS

During 2016, Weyerhaeuser sold its Cellulose Fibers businesses. Results for the Cellulose Fibers segment are presented as discontinued operations.

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2017	2017	2016
(millions, except per share data)	2Q	3Q	3Q
Net sales	$1,808	$1,872	$1,709
Earnings from continuing operations	$24	$130	$162
Net earnings	$24	$130	$227
Earnings per diluted share from continuing operations	$0.03	$0.17	$0.21
Net earnings per diluted share	$0.03	$0.17	$0.30

Weighted average shares outstanding, diluted	756	757	754
Net earnings from continuing operations before special items(1)	$212	$259	$172
Net earnings from continuing operations per diluted share before special items	$0.28	$0.34	$0.23

Adjusted EBITDA(2)	$506	$569	$434

(1) Third quarter 2017 includes after-tax special charges of $118 million for product remediation, $4 million for a non-cash impairment, $4 million for countervailing and antidumping duties on Canadian softwood lumber the company sold into the United States and $3 million for Plum Creek merger-related costs. Second quarter 2017 includes after-tax special charges of $147 million for a non-cash impairment of the Uruguay operations, $31 million for product remediation, $8 million for countervailing and antidumping duties and $2 million for Plum Creek merger-related costs. Third quarter 2016 includes after-tax special charges of $10 million for Plum Creek merger-related costs.

(2) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income from continuing operations, adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from and is not intended to represent an alternative to our GAAP results. A reconciliation of Adjusted EBITDA to GAAP earnings is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS (millions)	2Q 2017	3Q 2017	Change
Net sales	$632	$670	$38
Contribution to pre-tax earnings	($12)	$131	$143
Pre-tax charge for special items	$147	$0	($147)
Contribution to pre-tax earnings before special items	$135	$131	($4)
Adjusted EBITDA	$222	$220	($2)

3Q 2017 Performance - In the West, higher average sales realizations for domestic and export logs were more than offset by lower fee harvest volumes due to fire season related logging restrictions. In the South, log sales volumes increased, and average sales realizations were comparable to the second quarter, as slightly higher sawlog pricing was offset by a higher proportion of pulpwood sales. Forestry costs increased slightly.

4Q 2017 Outlook - Weyerhaeuser expects higher earnings and Adjusted EBITDA in the fourth quarter compared with the third quarter. In the West, the Company anticipates increased fee harvest volumes and slightly higher average log sales realizations, partially offset by higher road spending. In the South, the company anticipates slightly higher fee harvest volumes, more than offset by higher forestry expense due to weather-related deferral of third quarter activities. Average log sales realizations should be comparable to the third quarter.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS (millions)	2Q 2017	3Q 2017	Change
Net sales	$46	$82	$36
Contribution to pre-tax earnings	$23	$47	$24
Adjusted EBITDA	$37	$74	$37
3Q 2017 Performance - Earnings and Adjusted EBITDA increased compared with the second quarter due to seasonally higher Real Estate sales. Energy & Natural Resources royalties decreased slightly.
4Q 2017 Outlook - Weyerhaeuser expects significantly higher earnings and Adjusted EBITDA in the fourth quarter compared with third quarter. The company anticipates full year Adjusted EBITDA for the Real Estate, Energy & Natural Resources segment will be approximately $250 million.
WOOD PRODUCTS

FINANCIAL HIGHLIGHTS (millions)	2Q 2017	3Q 2017	Change
Net sales	$1,293	$1,299	$6
Contribution to pre-tax earnings	$177	$40	($137)
Pre-tax charge for special items	$61	$201	$140
Contribution to pre-tax earnings before special items	$238	$241	$3
Adjusted EBITDA	$274	$278	$4
3Q 2017 Performance - Average sales realizations improved compared with the second quarter, with oriented strand board realizations increasing 11 percent. Sales volumes for most products decreased slightly, operating rates declined, and per unit manufacturing costs increased due to downtime from fire season related operating constraints and planned maintenance.
Third quarter results include pre-tax special charges of $201 million, which are comprised of $190 million for product remediation, $6 million for a non-cash impairment and $5 million for softwood lumber countervailing and antidumping duties.
4Q 2017 Outlook - Weyerhaeuser anticipates fourth quarter earnings and Adjusted EBITDA will be comparable to the third quarter. The company expects modestly higher average sales realizations for lumber and oriented strand board will be partially offset by slightly higher Western log costs. In engineered wood products, the company anticipates seasonally lower sales volumes, higher input costs, and increased per unit manufacturing costs due to planned seasonal and maintenance downtime.

ABOUT WEYERHAEUSER
Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control nearly 13 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products. Our company is a real estate investment trust. In February 2016, we merged with Plum Creek Timber Company, Inc. In 2016, we generated $6.4 billion in net sales and employed approximately 10,400 people who serve customers worldwide. We are listed on the Dow Jones World Sustainability Index. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION
Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on October 27, 2017, to discuss third quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on October 27, 2017.

To join the conference call from within North America, dial 877-296-9413 (access code: 43730130) at least 15 minutes prior to the call. Those calling from outside North America should dial 706-679-2458 (access code: 43730130). Replays will be available for two weeks at 855-859-2056 (access code: 43730130) from within North America and at 404-537-3406 (access code: 43730130) from outside North America.

FORWARD LOOKING STATEMENTS
This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including without limitation with respect to the following for the fourth quarter of 2017: earnings and Adjusted EBITDA for each of our business segments; log sale realizations and fee harvest volumes and related forestry expense; sales volumes across Wood Products product lines, expected sales realizations and volumes and related forestry expense for lumber and oriented strand board and various manufacturing costs; and real estate sales volumes. These statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and expressions such as “will be,” “will continue,” “will likely result,” and similar words and expressions. These statements are based on our current expectations and assumptions and are not guarantees of future performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the effect of general economic conditions, including employment rates, interest rate levels, housing starts, availability of financing for home mortgages and strength of the U.S. dollar;

•
market demand for our products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	changes in currency exchange rates and restrictions on international trade;

•	performance of our manufacturing operations, including maintenance requirements;

•	potential disruptions in our manufacturing operations;

•	the level of competition from domestic and foreign producers;

•	raw material availability and prices;

•	the effect of weather;

•	the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;

•	energy prices;

•	the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;

•
the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals;

•	transportation and labor availability and costs;

•	federal tax policies;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	legal proceedings;

•	performance of pension fund investments and related derivatives;

•	the effect of timing of retirements and changes in the market price of our common stock on charges for share-based compensation;

•	the accuracy of our estimates of costs and expenses related to contingent liabilities;

•	changes in accounting principles; and

•
other factors described under “Risk Factors” in our 2016 Annual Report on Form 10-K as well as those set forth from time to time in our other public statements and other reports and filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS
We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2017:

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$24
Earnings from discontinued operations, net of income taxes					—
Interest expense, net of capitalized interest					100
Income taxes					34
Net contribution to earnings	$(12)	$23	$177	$(30)	$158
Equity (earnings) loss from joint ventures	—	—	—	—	—
Non-operating pension and other postretirement benefit (costs) credits	—	—	—	8	8
Interest income and other	—	—	—	(9)	(9)
Operating income (loss)	(12)	23	177	(31)	157
Depreciation, depletion and amortization	87	4	36	2	129
Basis of real estate sold	—	10	—	—	10
Unallocated pension service costs	—	—	—	—	—
Special items(1)(2)(3)	147	—	61	2	210
Adjusted EBITDA	$222	$37	$274	$(27)	$506

(1)    Pre-tax special items attributable to Timberlands include $147 million of impairment charges related to our Uruguayan operations.
(2)    Pre-tax special items attributable to Wood Products include: $50 million for product remediation and $11 million of countervailing and antidumping duties.
(3)    Pre-tax special items attributable to Unallocated Items include $2 million of Plum Creek merger-related costs.

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2017 :

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$130
Earnings from discontinued operations, net of income taxes					—
Interest expense, net of capitalized interest					98
Income taxes					(27)
Net contribution to earnings	$131	$47	$40	$(17)	$201
Equity earnings from joint ventures	—	(1)	—	—	(1)
Non-operating pension and other postretirement benefit (costs) credits	—	—	—	16	16
Interest income and other	—	—	—	(11)	(11)
Operating income (loss)	131	46	40	(12)	205
Depreciation, depletion and amortization	89	4	37	2	132
Basis of real estate sold	—	24	—	—	24
Unallocated pension service costs	—	—	—	1	1
Special items(1)(2)	—	—	201	6	207
Adjusted EBITDA	$220	$74	$278	$(3)	$569

(1)
Pre-tax special items attributable to Wood Products include: $190 million of product remediation, a $6 million impairment on a non-strategic asset and $5 million of countervailing and anti-dumping duties.

(2)	Pre-tax special items attributable to Unallocated Items include $6 million of Plum Creek merger-related costs.

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2016:

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$227
Earnings from discontinued operations, net of income taxes					(65)
Interest expense, net of capitalized interest					114
Income taxes					22
Net contribution to earnings	$122	$15	$170	$(9)	$298
Equity earnings from joint ventures	—	(1)	—	(8)	(9)
Non-operating pension and other postretirement benefit (costs) credits	—	—	—	(13)	(13)
Interest income and other	—	—	—	(15)	(15)
Operating income (loss)	122	14	170	(45)	261
Depreciation, depletion and amortization	101	4	33	—	138
Basis of real estate sold	—	19	—	—	19
Unallocated pension service costs	—	—	—	2	2
Special items(1)	—	—	—	14	14
Adjusted EBITDA	$223	$37	$203	$(29)	$434
(1)    Pre-tax special items include $14 million of Plum Creek merger-related costs.
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